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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-88666 of Union Pacific Corporation on Form S-3 of our report dated January 24, 2002, appearing in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Omaha, Nebraska
July 3, 2002